SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2009
Date of Report (Date of earliest event reported)

Mogul Energy International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

File No. 333-138806
(Commission File Number)

980461623
(I.R.S. Employer Identification No.)

520 Pike Street, Suite 2210 Seattle, Washington 98101
(Address of principal executive offices)

(206) 357-4220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement:

On September 9, 2009, Mogul Energy International, Inc. (the “Registrant”) entered into an Extension Agreement (the “Extension Agreement”) with Excelaron LLC (“Excelaron”), a California limited liability company.  The Extension Agreement extended the time for the Registrant to make the capital contribution that was the subject of the Agreement dated February 11, 2009 (the “Original Agreement”), between the Registrant and Excelaron.  Under the Original Agreement, the Registrant is entitled to obtain a 40% Members Percentage Interest in Excelaron in exchange for a capital contribution of $2,300,000 (the “Capital Contribution”), to be used by Excelaron primarily for oil and gas exploration activities.  The Extension Agreement sets a new schedule for payment of the Capital Contribution.

On or about September 21, 2009, the Registrant executed a Letter of Intent (“LOI”) with Vesta Capital Corp. (“Vesta”), a Canadian capital pool company that is a reporting issuer in British Columbia, Alberta, and Ontario, Canada; United Hydrocarbon Corporation (“UHC”), a Canadian company;  and Barisan Energy Limited (“Barisan”), an Australian company (collectively the “Parties”).  Pursuant to the LOI, the Parties agreed to negotiate and use reasonable efforts to conclude a definitive agreement (the “Definitive Agreement”) on or before October 15, 2009, regarding a proposed business combination (the “Proposed Transaction”).  Under the Proposed Transaction, if completed, Vesta would acquire an aggregate 65% interest (the “Interests”) in Excelaron, through the acquisition of the Registrant’s right to earn a 40% interest in Excelaron, the acquisition of UHC’s 25% interest in Excelaron, and the acquisition of Barisan’s 4% interest in Excelaron.  In exchange for the Interests, Vesta would issue 65 million shares as follows:  38.5 million to the Registrant; 22.5 million to the shareholders of UHC on a pro rata basis; and 4 million to Barisan.  Upon completion of the Proposed Transaction, Vesta would own 44% of Excelaron directly and 21% through its wholly-owned subsidiary UHC.  The Proposed Transaction is subject to a number of conditions and regulatory approvals, including but not limited to the negotiation of a definitive agreement, completion of due diligence, receipt of regulatory approvals, including TSX approval, satisfaction of corporate governance requirements, and completion of a private financing of UHC.  There can be no assurance that the Proposed Transaction will be completed.

For more information on these transactions, see the Extension Agreement, a copy of which is attached hereto as Exhibit 10.1.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1 – Extension Agreement between Excelaron LLC and Mogul  Energy International, Inc., dated September 9, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mogul Energy International, Inc.

By:	/s/ Naeem Tyab
Name:	Naeem Tyab
Title:	President

Date: October 2, 2009